Exhibit 23 (d)(2)(a)
LEE FINANCIAL MUTUAL FUND, INC.

LEE FINANCIAL TACTICAL FUND

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT
Dated:  October 21, 2015

The Investment Management Agreement by and between Lee Financial Mutual Fund, Inc., a Maryland corporation (the "Corporation"), for the Lee Financial Tactical Fund series (the “Fund”) and Lee Financial Group Hawaii, Inc., a Hawaii corporation (the “Manager”), is amended as follows:

FIRST:                          The Corporation Investment Management Agreement for the Fund is hereby amended to change the compensation the Fund pays to the Manager as full compensation therefore a fee at an annualized rate of 0.75% of the Fund’s average daily net assets.

SECOND:                The foregoing amendment to the Investment Management Agreement has been duly approved by at least a majority of the entire Board of Directors of the Corporation.  The amendment is limited to changes expressly permitted to be made without action of the shareholders.

THIRD:                       The Investment Management Agreement Amendment will become effective on February 1, 2016.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

LEE FINANCIAL MUTUAL FUND, INC.

By:	/s/ Terrence K.H. Lee
Terrence K.H. Lee, President

Attest:	/s/Lugene Endo Lee
Lugene Endo Lee, Secretary

LEE FINANCIAL GROUP HAWAII, INC.

By:	/s/ Terrence K.H. Lee
Terrence K.H. Lee, President

Attest:	/s/Lugene Endo Lee
Lugene Endo Lee, Secretary

LEE FINANCIAL MUTUAL FUND, INC.
(the “Corporation”)

LEE FINANCIAL TACTICAL FUND

INVESTMENT MANAGEMENT FEE WAIVER AGREEMENT
Dated:  October 21, 2015

The Investment Management fee for the Lee Financial Tactical Fund series (the “Fund”) and Lee Financial Group Hawaii, Inc., a Hawaii corporation (the “Manager”), is amended as follows:

FIRST:                          The Manager has voluntarily agreed to waive 0.10% of its 0.75% management fees.

SECOND:                This management fee waiver will be in effect February 1, 2016 through January 31, 2017.

THIRD:                       The foregoing amendment to the Investment Management Agreement has been duly approved by at least a majority of the entire Board of Directors of the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

LEE FINANCIAL MUTUAL FUND, INC.

By:	/s/ Terrence K.H. Lee
Terrence K.H. Lee, President

Attest:	/s/Lugene Endo Lee
Lugene Endo Lee, Secretary

LEE FINANCIAL GROUP HAWAII, INC.

By:	/s/ Terrence K.H. Lee
Terrence K.H. Lee, President

Attest:	/s/Lugene Endo Lee
Lugene Endo Lee, Secretary